United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 16, 2004

(Date of earliest event reported: April 7, 2004)

______________________First Farmers and Merchants Corporation______________________
(Exact name of registrant as specified in its charter)

__________________________________Tennessee___________________________________
(State or other jurisdiction of incorporation or organization)

__________________0-10972_______________	______ _____62-1148660_____________
(Commission File Number)	(I.R.S. Employer Identification No.)

816 South Garden Street
_____________38402 - 1148_______________	__________Columbia, Tennessee_______
(Address of principal executive offices)	(Zip Code)

__________________________(931) 388-3145_______________________________
(Registrant's telephone number, including area code)

Item 5. Other Events

On April 12, 2004 First Farmers and Merchants National Bank, the wholly-owned subsidiary (the "Bank") of First Farmers and Merchants Corporation, received written notice from the Office of the Comptroller of the Currency (the "OCC") that the agreement between the Bank and OCC, dated September 3, 2002, was terminated effective April 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

(Registrant)

Date	April 16, 2004_______	__/s/ Randy Stevens_______________________________
T. Randy Stevens, President and Chief Executive Officer
Date	April 16, 2004_______	__/s/ Patricia N. McClanahan________________________
Patricia N. McClanahan, Treasurer/Chief Financial Officer